UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Abercrombie & Fitch Co. (the "Company") held its 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") on June 19, 2014 at its home office located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 30, 2014, the record date for the 2014 Annual Meeting, there were a total of 72,775,111 shares of Class A Common Stock outstanding and entitled to vote. At the 2014 Annual Meeting, 64,019,251 or 87.97% of the outstanding shares of Class A Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.

The vote on the proposals presented for stockholder vote at the 2014 Annual Meeting was as follows:

Proposal 1 - Election of 12 Directors.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes

James B. Bachmann	59,942,619	360,532	112,422	3,603,678
Bonnie R. Brooks	59,972,412	315,503	127,658	3,603,678
Terry L. Burman	59,490,223	798,178	127,172	3,603,678
Sarah M. Gallagher	60,043,348	244,583	127,642	3,603,678
Michael E. Greenlees	58,725,788	1,563,338	126,447	3,603,678
Archie M. Griffin	42,697,412	17,605,925	112,236	3,603,678
Michael S. Jeffries	59,965,251	336,764	113,558	3,603,678
Arthur C. Martinez	59,458,213	844,819	112,541	3,603,678
Diane L. Neal	60,040,061	247,547	127,965	3,603,678
Charles R. Perrin	59,489,751	796,588	129,234	3,603,678
Stephanie M. Shern	59,970,014	318,868	126,691	3,603,678
Craig R. Stapleton	58,722,213	1,581,299	112,061	3,603,678

Each of James B. Bachmann, Bonnie R. Brooks, Terry L. Burman, Sarah M. Gallagher, Michael E. Greenlees, Archie M. Griffin, Michael S. Jeffries, Arthur C. Martinez, Diane L. Neal, Charles R. Perrin, Stephanie M. Shern, and Craig R. Stapleton was elected as a director of the Company to serve for a term of one year to expire at the Annual Meeting of Stockholders to be held in 2015.
Proposal 2 - Approval of the Advisory Resolution to Approve Executive Compensation.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Class A Common Stock	57,893,810	2,348,793	145,551	3,603,678
Registered Holders of Class A Common Stock	19,478	6,166	1,775	N/A

Total	57,913,288	2,354,959	147,326	3,603,678

Proposal 3 - Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending January 31, 2015.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Class A Common Stock	63,593,742	246,499	151,591	N/A
Registered Holders of Class A Common Stock	24,718	142	2,559	N/A

Total	63,618,460	246,641	154,150	N/A

Proposal 4 - Stockholder Proposal on the Adoption of a Policy Regarding Accelerated Vesting of Equity Awards of Named Executive Officers upon a Change of Control.

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Class A Common Stock	24,735,933	35,507,225	144,996	3,603,678
Registered Holders of Class A Common Stock	6,909	17,605	2,905	N/A

Total	24,742,842	35,524,830	147,901	3,603,678

Proposal 5 - Stockholder Proposal Regarding Adoption of a "Specific Performance Policy".

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Class A Common Stock	3,236,258	57,015,974	135,922	3,603,678
Registered Holders of Class A Common Stock	7,412	17,511	2,496	N/A

Total	3,243,670	57,033,485	138,418	3,603,678

Proposal 6 - Stockholder Proposal Regarding "Proxy Access".

				Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Beneficial Holders of Class A Common Stock	33,290,238	26,961,185	136,731	3,603,678
Registered Holders of Class A Common Stock	6,089	19,101	2,229	N/A

Total	33,296,327	26,980,286	138,960	3,603,678

As previously disclosed in the Company’s Proxy Statement, dated May 13, 2014, mailed to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2014 Annual Meeting, on April 30, 2014, the Company entered into a settlement agreement (the “Settlement Agreement”) with Engaged Capital, LLC, Glenn W. Welling and various affiliated entities (collectively, “Engaged”). Pursuant to the Settlement Agreement, the Board nominated four new independent director candidates -- Bonnie R. Brooks, Sarah M. Gallagher, Diane L. Neal (who had been included in Engaged’s notice of nomination of director candidates) and Stephanie M. Shern (collectively, the “New 2014 Nominees”), together with Arthur C. Martinez, James B. Bachmann, Terry L. Burman, Michael E. Greenlees, Archie M. Griffin, Michael S. Jeffries, Charles R. Perrin and Craig R. Stapleton (altogether, the “2014 Nominees”) for election as directors of the Company as part of the Company’s slate of director nominees for the 2014 Annual Meeting. Engaged agreed to withdraw its notice of nomination of director candidates, vote its shares of Class A Common Stock of the Company in support of all of the 2014 Nominees at the 2014 Annual Meeting and various other provisions, including customary standstill terms. The cost to the Company of complying with the terms of the Settlement Agreement was nominal.
Item 8.01.   Other Events.

On June 19, 2014, upon the recommendation of the Nominating and Board Governance Committee of the Board, the Board made the following appointments: (i) Stephanie M. Shern to serve as a member of the Audit Committee of the Board, with such service to be at the pleasure of the Board; (ii) Diane L. Neal to serve as a member of the Compensation Committee of the Board, with such service to be at the pleasure of the Board; (iii) James B. Bachmann and Sarah M. Gallagher to serve as members of the Corporate Social Responsibility Committee of the Board, with such service to be at the pleasure of the Board; and (iv) Bonnie R. Brooks and Sarah M. Gallagher to serve as members of the Nominating and Board Governance Committee of the Board, with such service to be at the pleasure of the Board. The Board had determined that each of the foregoing individuals meets all of the applicable requirements for service on the respective committee(s) to which they were appointed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 19, 2014	By: /s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary